EXHIBIT "A"

                               PROMISSORY NOTE


$100,000.00                                                   Dated July 21,1998

FOR VALLUE RECEIVED, the undersigned, Global Entertainment Holding/Equities, Inc. (the "Company"), a Colorado Corporation, hereby promises to pay James A. Zilligen, the principal sum of One Hundred Thousand Dollars and no cents ($100,000.00) plus 10% simple interest, within twenty-four months from the date herein. The loan shall accrue interest for the first twelve (12) months; however, no payments of the principal and interest will begin until the first business day of the 13th month and continue through the 23fd month. This will constitute 50% of the loan repayment value with interest in equal monthly installments. The balance will be paid on the 24th month as a balloon payment.

Principal and interest shall be payable in lawful money of the United States at such address as the Lender may specify by written notice or as indicated in the Subscription/Lending Agreement.

The company may, at its discretion, prepay all or a portion of the principal and accrued interest of this Note under the terms of the above mentioned Agreement.

This Note is construed under the laws of the State of Nebraska.

Global Entertainment Holding/Equities, Inc.

By:   /s/Steven M. Abboud         By:   /s/Steven M. Abboud
      Steven M. Abboud                  Steven M. Abboud
      President                         Individually

James A. Zilligen                 By:   /s/James A. Zilligen
                                        James A. Zilligen
                                        Lender


/s/Cryastal Secora      7/21/98
Witness			Date

/s/Gene Abboud          7/21/98
Witness			Date